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                                                                     EXHIBIT 3.3

                     RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                     THE PRODUCERS ENTERTAINMENT GROUP LTD.

       (Originally incorporated under Ventura Motion Picture Group Ltd.)


                 JONATHAN AXELROD and HARVEY BIBICOFF hereby certify that:

                 1. They are the Chief Executive Officer and Secretary, respectively, of THE PRODUCERS ENTERTAINMENT GROUP LTD., a Delaware corporation.

                 2. The name of the corporation is THE PRODUCERS ENTERTAINMENT GROUP LTD.

                 3. The date of filing of this corporation's original Certificate of Incorporation was August 10, 1989.

                 4. The Certificate of Incorporation of said corporation is hereby restated and amended as provided in Exhibit A hereto.

                 5. The Restated Certificate of Incorporation of said corporation as provided in Exhibit A hereto was approved by the Board of Directors of said corporation and the holders of more than a majority of the outstanding stock of each class entitled to vote thereon in accordance with the requirements of Sections 242 and 245 of the of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, the undersigned have signed this certificate this 30th day of April, 1993 and hereby affirm and acknowledge under penalty of perjury that the filing of this Restated Certificate of Incorporation is the act and deed of The Producers Entertainment Group Ltd.



                                       /s/ Jonathan Axelrod
                                  --------------------------------------------
                                           JONATHAN AXELROD,
                                           Chief Executive Officer


                                       /s/ Harvey Bibicoff
                                  --------------------------------------------
                                           HARVEY BIBICOFF,
                                           Secretary
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                                                                       EXHIBIT A


                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                     THE PRODUCERS ENTERTAINMENT GROUP LTD.


                                   ARTICLE I

                 The name of the corporation (the "Corporation") is The Producers Entertainment Group Ltd.

                                   ARTICLE II

                 The address of the Corporation's registered office in the State of Delaware is The Prentice-Hall Corporation System, Inc., 32 Loockerman Square, Suite L-100, in the City of Dover, County of Kent. The name of the Corporation's registered agent at such address is The Prentice-Hall Corporation System, Inc.

                                  ARTICLE III

                 The nature of the business or purpose to be conducted or promoted is to be engaged in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                   ARTICLE IV

                 The Corporation is to have perpetual existence.

                                   ARTICLE V

                 The Board of Directors is authorized to make, alter or repeal the By-Laws of the Corporation. Election of directors need not be by written ballot.

                                   ARTICLE VI

                 The Corporation shall indemnify, in the manner and to the full extent permitted by law, any person (or the estate of any person) who was or is a party, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Corporation, and whether civil, criminal, administrative, investigative or otherwise, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.
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Where required by law, the indemnification provided for herein shall be made only as authorized in the specific case upon a determination in the manner provided by law, that indemnification of the director, officer, employee or agent is proper under the circumstances. The Corporation may, to the full extent permitted by law, purchase and maintain insurance on behalf of any such person against any liability which may be asserted against him. To the full extent permitted by law, the indemnification provided herein shall include expenses (including attorneys' fees) in any action, suit or proceeding, or in connection with any appeal therein, judgments, fines and amounts paid in settlement, and in the manner provided by law any such expenses may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding. The indemnification provided herein shall not be deemed to limit the right of the Corporation to indemnify any other person for any such expense to the full extent permitted by law, nor shall it be deemed exclusive of any other rights to which any person seeking indemnification from the Corporation may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity on behalf of the Corporation and as to action in another capacity while holding such office.

                 To the extent permitted by law, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

                                  ARTICLE VII

                 The Corporation shall be authorized to issue a total of Seventy Million (70,000,000) shares of all classes of stock. Of such total number of shares of stock, Fifty Million (50,000,000) shares are authorized to be Common Stock, each of which shares shall have a par value of $.00l per share, and Twenty Million (20,000,000) shares are authorized to be Preferred Stock, each of which shares shall have a par value of $.00l per share, as described below. Subject to the limitations prescribed by law and this Article VII, the Board of Directors is authorized to provide for the issuance of the shares of Preferred Stock authorized hereby in one or more series, and by filing a certificate pursuant to other applicable laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof. The authority of the Board with respect to each such series shall include, but not be limited to, determination of the following:

                 (a) The number of shares constituting that series and the distinctive designation of that series;

                 (b) The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;





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                 (c)      Whether that series shall have voting rights, in
addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                 (d) Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                 (e) Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                 (f) Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                 (g) The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                 (h) Any other relative rights, preferences and limitations of that series.





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